Exhibit 23.1

                                 KPMG AUDIT PLC

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby give our consent to the incorporation by reference in this Registration Statement on Form F-3 of Cordiant Communications Group plc ("Cordiant") of our report dated March 7, 2000 with respect to the consolidated financial statements of Cordiant as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in Cordiant's Annual Report on Form 20-F for the year ended December 31, 1999.

Yours faithfully

KPMG Audit Plc



London, England

September 25, 2000